Exhibit 10.2

April 11, 2006

WPCS International Incorporated
One East Uwchlan Avenue
Exton, Pennsylvania 19341

Dear Sirs:

Reference is hereby made to a Purchase Agreement, dated November 16, 2004 (the “Prior Purchase Agreement”), among WPCS International Incorporated (the “Company”) and the undersigned (collectively, the “Funds”). Capitalized terms used herein have the respective meanings ascribed thereto in the Prior Purchase Agreement unless otherwise defined herein.

The Funds, the Company and certain other Persons entered into the Prior Purchase Agreement, pursuant to which, among other things, the Company issued to the Funds and the other parties thereto warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”). In connection with the Prior Purchase Agreement, the Funds, the Company and certain other Persons entered into a Registration Rights Agreement, dated November 16, 2004 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to register the Warrant Shares for resale or other disposition pursuant to the Securities Act of 1933, as amended.

Effective as of the date hereof, the Funds hereby irrevocably waive, on their own behalf and on behalf of any other holder of Registrable Securities (as defined in the Registration Rights Agreement), any and all rights to receive liquidated damages from the Company as specified in Section 2 of the Registration Rights Agreement, whether now existing or hereafter arising. In all other respects, the Registration Rights Agreement shall continue in full force and effect.

In addition, also effective as of the date hereof, the Funds hereby irrevocable waive, as to themselves and their Affiliates only, any adjustment to the Warrant Price (as defined in the Warrants) pursuant to Section 8(f) of the Warrants that would otherwise result from the issuance of the Shares pursuant to the terms of the Purchase Agreement. In all other respects, the Warrants shall continue in full force and effect.

If the foregoing accurately reflects our agreement, please sign this letter in the space indicated and return a signed counterpart to the undersigned. This letter may be executed in counterparts, each of which shall be deemed and original and all of which shall together represent one and the same instrument. This letter shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the choice of law provisions thereof.

Very truly yours,

SPECIAL SITUATIONS FUND III QP, L.P.
SPECIAL SITUATIONS FUND III, L.P.
SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

Date:	By:	/s/ AUSTIN W. MARXE
Austin W. Marxe, General Partner

ACCEPTED AND AGREED:

WPCS INTERNATIONAL INCORPORATED

By: /s/ ANDREW HIDALGO Name: Andrew Hidalgo
Title: Chief Executive Officer